CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236591 on Form S-6 of our report dated March 30, 2020, relating to the financial statement of FT 8587, comprising FT Equity Allocation ETF Model Portfolio, 2Q '20, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 30, 2020